Exhibit 10.1

 IlS2810.vI4AGREEMENT OF LEASE (NET LEASE) AGREEMENT OF LEASE (the "Lease") made as of the 29th, day of February, 2016 (the "Effective Date"), between SPG 205 CHUBB LLC, a Delaware limited liability company (the "Landlord"), and VALUE LINE DISTRIBUTION CENTER INC., a New Jersey corporation (the "Tenant"), Landlord and Tenant agree as follows: 1. Reference Data and Definitions. The following sets forth some of the basic lease information and definitions used in this Lease: 1.1 "Additional Rent" shall mean all sums (exclusive of Base Rent) payable by Tenant to Landlord under this Lease. 1.2 "Base Rent" shall mean the annual Base Rent payable by Tenant to Landlord during the Term. The Base Rent for the initial Term of this Lease shall be as follows: Period (months) Annual Base Rent Monthly Base Rent 1-12 $192,880.00 $16,073.33 13-24 $198,666.40 $16,555.53 25-36 $204,626.39 $17,052.20 37-48 $210,765.18 . $]7,563.77 49-60 $217,088.14 $18,090.68 61-72 $223,600.78 $18,633.40 73-84 $230,308.81 $19.192.40 85-96 $237,218.07 $19,768.17 1.3 ''Broker'' shall mean, collectively, Chaus Realty LLC and CBRE, Inc. 1.4 "Building" shall mean the building commonly known as 205 Chubb Avenue, Lyndhurst, New Jersey, and identified as the "Building" on the Site Plan. 1.5 "Buildings" shall mean the Building and any other buildings owned by Landlord (or an affiliate of Landlord) and depicted in the Site Plan that are a part of the Property. 1.6 "Citation" shall have the meaning set forth in Section 7.3.2.

1.7 "Citation Remedy" shall have the meaning set forth in Section 7.3 .2. 1.8 "Commencement Date" shall mean the Substantial Completion Date (as hereinafter defined). 1.9 "Common Areas" shall mean the roadways. parking areas and landscaped areas on the Property. and the entrances. accessways and other areas located on the Property intended for the common use of all tenants of the Property and their invitees. 1.10 "Early Access Conditions" shall have the meaning set forth in Section 4.2. 1.11 "Early Occupancy Date" shall mean the date on which Landlord delivers early access of the Premises to Tenant. 1.12 "Expiration Date" shall have the meaning set forth in Section 4. 1.13 "HV AC" shall have the meaning set forth in Section 9.2. 1.14 "BY AC Maintenance Contract" shall have the meaning set forth in Section 92. 1.15 ''HV AC System" shall have the meaning set forth in Section 9.2. 1.16 "Insurance Costs" shall mean the cost of fire, extended coverage, boiler, sprinkler, apparatus, general comprehensive liability, property damage, rent, earthquake and other insurance as Landlord carries with respect to the Property, including the amounts of any deductible payment for such insurance incurred by Landlord in connection with any claim thereunder 1.17 "Landlord's Address": c/o Seagis Property Group LP 100 Front Street, Suite 350 West Conshohocken, Pennsylvania 19428 Attn: Charles C. Lee 1.18 "Landlord Repair Work" shall have the meaning set forth in Section 9.4. 1.19 "Landlord's Work" shall mean those improvements described on Exhibit G and to be performed by Landlord at Landlord's sole cost and expense and not included in Operating Expenses. 1.20 "Lease Interest Rate" shall mean 300 basis points in excess of the Prime Rate in effect from time to time. 1.21 "Operating Expenses" shall have the meaning set forth in Section 6.1. 1.22 "Permitted Use" shall mean only use for warehousing, distribution, ancillary office and administrative uses, and any lawful use ancillary thereto, but subject in all events to Section 7. 1.23 "Premises" shall mean the approximately 24,110 square foot area contained in the Building as depicted on the Site Plan. -2-

1.24 "Prepaid Rent" shall mean an amount equal to $23,065.23 paid by Tenant to Landlord concurrently with the execution and delivery of this Lease and representing one month of Base Rent and estimated Additional Rent, owing from Tenant to Landlord. 1.25 "Prime Rate" shall mean the rate of interest published from time to time by the Wall Street Journal as the prime rate or, if such rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant. 1.26 "Property" shall mean the Buildings together with the parcels of land and all appurtenances thereto on which the Buildings are located as depicted on the Site Plan, together with all other improvements which may hereafter be constructed on such parcels of land 1.27 "Real Estate Taxes" shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen assessed or imposed upon the Property. If, due to a future change in the method of taxation, any tax shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition to or increase in any tax which would otherwise be included within the definition of Real Estate Taxes, then such other tax shall be deemed to be included within Real Estate Taxes. 1.28 "Rent" shall mean Additional Rent and Base Rent, collective1y. 1.29 Intentionally omitted. 1.30 "Rules and Regulations" shall mean the rules and regulations established by Landlord concerning the use of the Buildings and the Common Areas as well as the general conduct of operations by tenants of the Property, as the same may be modified by Landlord from time to time. A current copy of the Rules and Regulations are attached hereto as Exhibit E. 1.31 "Security Deposit" sha1l mean $32,146.66 as Exhibit A. 1.32 "Site Plan" shall mean the site plan depicting the Property annexed to this Lease 1.33 "Substantial Completion" and "Substantially Complete" shall each mean, with respect to the Premises, the date when (I) the construction of the Landlord's Work is substantially completed, excepting only "punch list items" (as that term is commonly used in the construction industry) that will not materially interfere with Tenant's use of the Premises; or (ii) a temporary or permanent certificate of occupancy has been issued for the Premises. By way of example only, "punch list items" include, without limitation, a gouge in a wall caused by the completion of the Landlord's Work, etc. 1.34 "Substantial Completion Date" shall mean the sooner of: (i) the date upon which Substantial Completion of the Landlord's Work occurs, (if) the date upon which Substantial Completion of the Landlord's Work would have occurred but for delays in Substantial Completion resulting from Tenant Delays, or (iii) May 1, 2016. Notwithstanding anything to the contrary contained herein, if the Substantial Completion Date extends later than May I, 2016, and such delay is not resulting from Tenant Delays or Force Majeure (as hereinafter defined), Rent shall proportionately abate on a per diem basis commencing on May 1, 2016 and ending on the sooner of (a) the date upon which Substantial Completion of the Landlord's Work occurs, or (b) the date upon which Substantial Completion of the - 3- 1152810.v14

Landlord's Work would have occurred but for delays in Substantial Completion resulting from Tenant Delays. 1.35 "Tenant Improvements" shall have the meaning set forth in Section 3.2. 1.36 "Tenant Delays" shall mean delays in the design, construction or Substantial Completion of the Landlord's Work by or on behalf of Landlord caused or to the extent contributed to by Tenant or any of the Tenant Parties. 1.37 "Tenant Necessitated Repair" shall have the meaning set forth in Section 7.3.2. 1.38 "Tenant Repair Item" shall have the meaning set forth in Section 7.3.2. 1.39 ''Tenant Parties" shall mean any and all agents. employees, representatives. contractors, subcontractors or invitees of Tenant. 1.40 "Tenant's Address" shall mean the Premises. with copies to: Value Line Inc. Legal Department 485 Lexington Avenue, 9th Floor New York, NY 10017 (212)907-1620 1.41 "Tenant's Proportionate Share" shall mean the percentage calculated by dividing the number of square feet of space contained in the Premises by the total number of square feet of space contained in the Property, it being understood that such percentage shall be subject to adjustment from time to time during the Term in the event (a) there are any increases or decreases in the square footage of the Premises (whether due to errors in the determination of the square footage of the Premises or due to mutually agreed upon reductions or expansions in the square footage of the Premises) or (b) there are any increases or decreases in the square footage of the Property (whether due to errors in the determination of the square footage of the Property or due to the addition or removal (due to a sale. transfer, casualty, condemnation, etc. of any of the Buildings) in the square footage of the Property). As of the date hereof, there are 24,110 square feet of space in the Premises and 148,351 square feet of space in the Property, and, consequently, Tenant's Proportionate Share is 16.25%. 1.42 "Term" shall mean the period commencing on the Commencement Date and terminating ninety-six (96) months thereafter. 1.43 "TI Allowance" shall have the meaning set forth in Section 3.2. 1.44 "Total Monthly Gross Rent Payment" shall have the meaning set forth in Section 5.1. For the first (1 ~ full calendar month of the Term, the Total Monthly Gross Rent Payment (which is subject to the terms and conditions of Section 5.1 below) shall be $23,065.23, which consists of (a) $16,073.33 in Base Rent, and (b) $6,991.90 as an estimate for Tenant's Proportionate Share of (1) Real Estate Taxes, (2) Operating Expenses, and (3) Insurance Costs. 1.45 "Warranty Period" shall have the meaning set forth in Section 3 .1. Il!l2810.v14

2. Demise of Premises: Landlord's Representations; Parking Areas. 2.1 Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises and grants to Tenant, so long as this Lease remains in effect, the nonexclusive right to use the Common Areas for their intended purposes in common with all others entitled to use them. Tenant shall be entitled to use the Common Areas in the same manner and fashion as other tenants of the Building on a non-discriminatory basis. Subject to the terms and conditions of this Lease, Tenant and the Tenant Parties shall be entitled to use, on a non-exclusive first-come first-served basis, thirty-seven (37) automobile parking spaces located on the Property; provided, however, that in no event shall Tenant and the Tenant Parties be entitled to use in excess of such number of parking spaces. All truck parking by Tenant and the Tenant Parties shall be located in the truck court against the Premises or at Tenant's dock positions. Neither Tenant nor the Tenant Parties shall with their vehicles block parking areas or hinder normal traffic flow within the Property. Violation of this Section 2.1 by Tenant or the Tenant Parties shall constitute a default under Section 18.1 of this Lease, subject to all applicable notice and cure periods contained therein. Landlord reserves the right to control the method and manner of parking (including, without limitation, the right to prohibit or limit the use of specific parking spaces or areas); Landlord shall be responsible for enforcing Tenant's rights hereunder. Landlord reserves the right, at any time and from time to time. without the consent of or liability to Tenant to (i) make alterations or additions to the Property and the Common Areas, (ii) close to the general public all or any portion of the Premises or the Property to the extent and for the period necessary to avoid any dedication to the public, and (iii) change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Common Areas or other parts of the Premises or the Property provided such alterations or additions do not materially and adversely affect the use of the Common Areas by Tenant. 2.2 Landlord hereby represents and warrants that, to Landlord's actual knowledge as of the date hereof, (i) Landlord is the fee simple title owner of the Premises, (ii) Landlord is a duly formed limited liability company organized and in good standing under the laws of the State of Delaware, (iii) Landlord is authorized to conduct business in the State of New Jersey, (iv) Landlord has full power and authority to enter into this Lease, and (v) this Lease is a binding and valid obligation of Landlord, subject to and enforceable in accordance with its terms. 2.3 Landlord hereby represents and warrants that, to Landlord's actual knowledge as of the date hereof, and except as otherwise disclosed in that certain Preliminary Assessment/Phase I Environmental Site Assessment Report dated July 23, 2012 prepared by TRC Environmental Corporation ( the "Report"), Landlord has received no written notification from any governmental authority having jurisdiction over the Property notifying Landlord that the Property is not in compliance with Environmental Statutes (as hereinafter defined) that remains uncured. Landlord, to Landlord's actual knowledge as of the date hereof, further represents and acknowledges that no disclosure in the Report, except AOC S (Historic Fill Material) is applicable to the Premises and that Tenant is not an any way responsible at any time to investigate, remediate, or submit any Environmental Clearance for any matter disclosed in the Report, including but not limited to AOC 7 ( disposal of unlabeled steel drums). and spill file 94-3-25-1259-55 (55 gallon diesel spill), the responsibility for any investigation, remediation and procurement of applicable Environmental Clearance or ISRA Clearance being the sole and exclusive responsibility of the Landlord. To Landlord's actual knowledge, Fabian Couture Group International and Lectorum Inc., the current tenants of the Building leasing those certain premises adjacent to the Premises, are not ISRA applicable. For purposes herein, the phrase "Landlord's actual knowledge" shall mean, and be limited to, the actual current knowledge of Chris Williams, without ~5- 1lS2810.vI4 any duty to investigate and provided that in no event shall such individual have any personal liability hereunder. Chris Williams is the Vice President, Operations, New Jersey Portfolio at Landlord and is familiar with the present use and operation of the Property. 3. Possession. 3.1 Delivery of Possession. Landlord shall, at Landlord's sole cost and expense, furnish all of the design, material, labor and equipment required to perform the Landlord's Work. Landlord shall construct the Landlord's Work in a good and workmanlike manner, and in accordance with all applicable statutes, ordinances and building codes, governmental rules. regulations and orders relating to construction of the Landlord' s Work (but not matters arising because of any tenant build out work or specific to the particular business Tenant seeks to engage in the Premises or directly resulting from the negligence or willful misconduct of any Tenant Party). Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on an AS-IS," "WHERE-IS" basis as of the Commencement Date except (i) for Landlord's obligation to Substantially Complete the Landlord's Work, (ii) with respect to the Warranty Work during the Warranty Period, and (iii) to the extent of Landlord's repair and maintenance obligations hereunder, if any. Tenant acknowledges that Landlord has not made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant's intended use, except as may be herein expressly set forth. 3.2 Tenant Improvements. Tenant will be required to install certain Alterations to the Premises to prepare the Premises for Tenant's occupancy and business operations, which Alterations are set forth in the plans and specifications attached hereto as Exhibit H and shall be deemed approved by the Landlord (the "Tenant Improvements"). Landlord shall contribute up to a maximum amount of $50,000.00 (the "TI Allowance") towards the costs of the Tenant Improvements, which such payment shall be made by Landlord to Tenant within 30 days following (a) completion of such Tenant Improvements, (b) Landlord's receipt of Tenant's invoice substantiating the costs related thereto. (c) Landlord's receipt of final lien waivers from all contractors and subcontractors who did work on such Tenant Improvements; and (d) Landlord's receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant Improvements. All costs of the Tenant Improvements in excess of the TI Allowance shall be the sole responsibility of Tenant. The Tenant Improvements hereunder shall be deemed Alterations for purposes of the Lease, and, therefore, shall be governed by Section 8 of the Lease. In no event will any portion of the 11 Allowance be used to pay for moving or storage expenses or furniture, racking, equipment, cabling, telephone systems or any other item of personal property unless such items are permanently affixed to the Premises. 3.3 Warranty Period Landlord hereby covenants and agrees that for the period commencing on the Commencement Date and expiring on the day immediately prior to the twelve (12) month anniversary of the Commencement Date (the "Warranty Period"). the Building Systems (as hereinafter defined) serving the Premises and the Landlord's Work (collectively, the "Warranty Work") shall be in good working order and condition. At any time prior to the expiration of the Warranty Period, Tenant shall have the right to notify Landlord, in writing (8 ''Warranty Notice"), of any deficiencies in the Warranty Work, which deficiencies shall be promptly repaired or replaced by Landlord, at Landlord's sole cost and expense; provided, however. that if any such deficiencies are as a result of the negligence or misconduct of Tenant or any Tenant Parties or the misuse of the Premises or the Property by Tenant or any Tenant Parties. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord to remedy such deficiencies upon demand as Additional Rent. From and after the expiration of the - 6 ~ ,d::6 11S2810.v14

Warranty Period, repairs and replacements to the Warranty Work shall be governed by Section 9 (except for any repairs that are necessary as set forth in a Warranty Notice delivered to Landlord prior to the expiration of the Warranty Period). 4. Tenn. 4.1 Initial Term. The Term of this Lease shall commence on the Commencement Date. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Tenant's obligation to pay Base Rent and Additional Rent shall commence on the Commencement Date. Tenant has deposited the Prepaid Rent with Landlord as of the date of this Lease and Landlord shall apply such Prepaid Rent against the Base Rent and estimated Additional Rent first owing from Tenant to Landlord hereunder. From and after the Commencement Date and throughout the Term, Tenant shall pay annual Base Rent in the amount and in the monthly installments required by Section 1.2. For purposes of confirming the Commencement Date, the expiration date of the Term (the "Expiration Date"), the acceptance of the Premises by Tenant and the other matters set forth therein, Landlord may, but sail not be obligated to, deliver to Tenant a Lease Commencement Certificate in the form attached hereto as Exhibit D. IT Tenant confirms in writing its agreement with the terms of the Lease Commencement Certificate or fails to respond thereto within five (5) business days of Tenant's receipt thereof, Tenant shall be conclusively deemed to have agreed to and accepted the matters set forth therein. 4.2 Tenant's Access. From and after the Early Occupancy Date, provided that (i) the Premises is vacant and prepared for occupancy as determined in Landlord's sole discretion, and (ii) Tenant has satisfied the Early Access Conditions (as hereinafter defined), Landlord shall provide Tenant with access to the Premises for purposes of performing space preparation and the Tenant Improvements. The performance of space preparation and Tenant Improvements pursuant to this Section 3.2 shall be subject to the conditions that all of Tenant and any Tenant Parties shall work in harmony and not interfere with Landlord and its agents and contractors in doing its work in, to, or on the Landlord's Work. If at any time such entry or occupancy shall cause or create an imminent likelihood of such disharmony or interference, Landlord, in Landlord's reasonable discretion, shall have the right to suspend such access upon twenty-four (24) hours' written notice to Tenant until such time as Tenant, at Tenant's sole cost, has remedied such disharmony or interference. Tenant shall perform any space preparation and Tenant Improvements in the Premises in accordance with, and subject to the limitations contained in Section 8 applicable to Alterations. Tenant further agrees that Landlord shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant's property on the Premises or loss or damage to property placed thereon prior to the Commencement Date, the same being at Tenant's sole risk. Any early access shall also be subject to (A) Tenant :first providing to Landlord the certificates of insurance required under Section 14 below, and (8) Tenant's payment to Landlord of any amounts (e.g., the Security Deposit required under Section 5.3) required to be paid by Tenant to Landlord simultaneously with the execution and delivery of this Lease (the conditions described in clauses (A) - (B) are collectively referred to herein as the "Early Access Conditions"). Tenant agrees that any such entry into and occupancy of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Base Rent and Tenant's Proportionate Share of the Real Estate Taxes, Insurance Costs and Operating Expenses. In the event any accrued Tenant Delays cause Landlord to pay or incur costs or expenses in connection with the design, construction and Substantial Completion of the Landlord's Work in excess of the costs or expenses that would otherwise have been paid or incurred by Landlord, Tenant shall pay any such reasonable out-of-pocket excess costs and expenses to Landlord, as Additional Rent, within ten (10) days after Landlord submits invoices for any such excess costs or expenses. -7-llS2810.vI4

4.3 Renewal Term. Provided Tenant is not in default or breach under the Lease at the time the option to renew described below (the "Renewal Option") is exercised or at the commencement of the Renewal Term (as hereinafter defined), Tenant shall have one (1) option to extend the Term of the Lease for a period of five (5) years (the "Renewal Term"), commencing on the first day following the last day of the initial Term and upon the same terms and conditions as are contained in the Lease, except as hereinafter provided. If Tenant timely and properly exercises the Renewal Option, monthly Base Rent for the Renewal Term shall be as follows: Renewal Term (Months) Monthly Base Rent 1 - 12 $20,36122 13-24 $20,972.05 25-36 $21,601.22 37-48 $22,249.25 49-60 $22,916.73 Tenant shall have no further or additional right to extend the Term of the Lease. Landlord shall have no obligation to make any improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligation to pay monthly Base Rent, Additional Rent and any and all other amounts owing under the Lease for the Renewal Term. The Renewal Option shall be exercised, if at all, by written notice to Landlord given no later than six (6) months prior to the last day of the initial Tenn. If Tenant fails to timely exercise the Renewal Option, Tenant shall conclusively be deemed to have waived the Renewal Option and the Lease shall terminate on the last day of the initial Term. In the event of any assignment or sublease by Tenant (whether in accordance with the terms of the Lease or otherwise), the Renewal Option shall automatically be null and void, unless Landlord first provides its written consent otherwise, which consent may not be unreasonably withheld 5. Base Rent Total Monthly Gross Rent 5.1 Payment. Base Rent shall be payable by Tenant in equal monthly installments on or before the first day of each calendar month, in advance. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the ninety-sixth (9Sh)-month anniversary of the Commencement Date occurs. All payments of Base Rent and Additional Rent shall be made without prior demand and, except as otherwise expressly provided in this Lease, without offset, deduction or counterclaim of any kind, in lawful money of the United States of America. Such payments shall be made to Landlord (i) at c/o at NAI DiLeo - Bram & Company, 1315 Stelton Road, Piscataway, New Jersey 08854, or at such other place as Landlord shall designate from time to time, or (ii) by electronic wire transfer or ACH payment, as provided by Landlord. Checks should be made payable to Landlord. Tenant's agreements to lease the Premises and pay Base Rent, Additional Rent and all other sums payable under this Lease are independent of any other covenant, agreement or term of this Lease. Landlord and Tenant acknowledge and agree that the ''Total Monthly Gross Rent Payment" shall mean the monthly Rent payment payable by Tenant to Landlord on or before the first day of each calendar month, in advance, which Total Monthly Gross Rent Payment consists of (a) Base Rent, and (b) an estimate for Tenant's Proportionate Share of (1) Real Estate Taxes, (2) Operating Expenses, and (3) - 8-llS2810.v14

llS2810.v14 Insurance Costs, it being understood that (i) the Total Monthly Gross Rent Payment does not account for any other Additional Rent that may accrue or become due hereunder during a given calendar month of the Term (and therefore may not represent the total "Rent" that Tenant owes for such month), and (ii) the portion of the Total Monthly Gross Rent Payment described in clause (b) is only an estimate and is subject to the terms of Section 6 below. 5.2 Late Charges. If Tenant fails to pay any Base Rent or Additional Rent within five (5) business days after notice from Landlord of a delinquency, interest shall accrue on such unpaid amount at the Lease Interest Rate until paid in full. In addition, such unpaid amounts will be subject to a late payment charge equal to five percent (5%) of the unpaid amounts if Tenant does not pay such delinquent amounts to Landlord within five (5) business days after the due date of such Rent. Such late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine, 5.3 Security Deposit. Tenant agrees to deposit the Security Deposit with Landlord on the date hereof. The Security Deposit shall be retained by Landlord as security for the faithful performance and observance by Tenant of its obligations under this Lease, it being expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages. Except as may otherwise be required by applicable Jaw, (a) Tenant shall not be entitled to any interest on the Security Deposit, (b) Landlord shall not be obligated to hold the Security Deposit in trust or in a separate account, and (c) Landlord shall have the right to commingle the Security Deposit with its other funds. If Tenant defaults under this Lease and such default continued uncured after notice and expiration of any applicable cure period, without limiting any other right or remedy of Landlord, Landlord may also apply the whole or any part of the Security Deposit to the extent required for the payment of any Rent or other sums payable under this Lease as to which Tenant is in default or on account of any sum which Landlord has incurred, including those sums not yet paid by Landlord. but which Landlord can evidence by written invoice, by reason of Tenant's default. If any portion of the Security Deposit is applied by Landlord for any such purpose, Tenant shall, within ten (10) days after demand is made by Landlord, restore the Security Deposit to its original amount. If Tenant shall fully and faithfully comply with all of the covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the expiration date of the Term and the surrender of the Premises to Landlord. In no event shall the Security Deposit be applied to the last monthly installment of Base Rent or Additional Rent due prior to the expiration date (or earlier termination ) of the Term. In the event of a sale of the Premises, Landlord shall have the right to transfer the Security Deposit to the purchaser, whereupon Landlord shall be released by Tenant from all liability for the return of the Security Deposit and Tenant shall look solely to the new landlord for its return, provided that the new owner acknowledges in writing that it has assumed the obligations of Landlord under the Lease including without limitation any and all obligations in regard to the Security Deposit. 6. Additional Rent for Operating Expenses and Real Estate Taxes. 6.1 Definitions. "Operating Expenses" shall mean the costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Property including, without limitation: (a) the cost of electricity, gas, sewer service. and other systems and utilities serving Common Areas, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, and the cost of water service to the Property (excluding however any costs to install separate meters or service to any space in the building other than the Premises, including any vacant space); (b) the cost of repairs, replacements, maintenance and cleaning, including, without limitation, the cost of security. janitorial and other service agreements and trash removal with respect to - 9-

Common Areas and the Property and all; (c) excluding any such costs during the Warranty Period, and subject to Tenant's repair and maintenance obligations hereunder, the cost of the repair and maintenance of all structural elements. roof and exterior walls of the Building and the Building Systems servicing the entire Building, including Landlord Repair Work (as hereinafter defined) (d) the cost of all repairs and maintenance associated with the landscaped areas, surface parking areas and truck courts of the Property. including, without limitation, snow removal and the cost of associated roof maintenance in connection with the Property; (e) an annual management fee in an amount not to exceed three (3%) percent of the gross annual rent paid under all of the leases for the Building ; (f) excluding any such costs during the Warranty Period and subject to Section 9.4, the cost of any capital improvement made to the Property after the date of this Lease that materially reduce. or that ate designed to materially reduce, Operating Expenses (amortized in accordance with generally accepted accounting principles), together with interest on the unamortized balance(s) at the rate reasonably determined by Landlord; (g) the cost of any capital improvements made to the Property after the date of this Lease that ate required under any governmental law or regulation (and not triggered solely by the use and occupancy of any other tenant in the Building) that was not applicable to the Property at the date of this Lease (amortized in accordance with generally accepted accounting principles), together with interest on the unamortized balance(s) at the rate reasonably determined by Landlord; and (i) reasonable fees, costs and disbursements incurred in connection with proceedings to contest, determine, or reduce Operating Expenses or Real Estate Taxes. "Operating Expenses" shall not include: (i) leasing commissions. accountants' or attorneys' fees, costs and disbursements and other expenses incurred in connection with proposals, negotiations, or disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Property or any part thereof; (ii) except as specifically provided in this Lease with regard to amortization of capital improvement costs, interest on debt or amortization payments on any mortgages or deeds of trust or any other borrowings of Landlord; (iii) except as expressly permitted in this Lease with regard to capital expenditures, any other expense that under generally accepted accounting principles and practices would not be considered a maintenance or operating expense; (iv) salaries, benefits or other compensation paid to leasing agents, promotional directors, officers, directors and executives of Landlord above the rank of Building managers, or to any persons not involved in the day-to-day operations or management of the Property (except for out-of-pocket expenses of such persons related to the Property); (v) all contributions to any organizations, whether political or charitable; (vi) interest or penalties for late payments; (vii) costs reimbursed by insurance; (viii) ground lease rental or depreciation; (ix) costs associated with any Common Areas which are the sole responsibility of another tenant to maintain, excluding Tenant Necessitated Repairs; (x) any costs incurred solely and directly as a result of any violation by Landlord of any law or the terms of any ground lease or mortgage; (xi) any costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or other occupants' improvements in the Building or incurred in renovating or otherwise improving. decorating. painting or redecorating vacant space for other tenants or other occupants of the Building; (xii) any expenses solely and directly resulting from the negligence or willful misconduct of Landlord, its agents, employees and contractors or other tenants and their agents, employees and contractors; (xiii) marketing costs, including without limitation leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases, and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants in the Building or in connection with any mortgage, financing, refinancing or sale of the Building; (xiv) any costs or expenses in connection with services or other benefits which are offered only to Tenant for which Tenant is charged directly; (xv) any costs solely and directly arising from the Landlord's release of Hazardous Substances in or about the Premises or the Building in violation of applicable law including, without limitation, hazardous - 10- 1l52810.vI4

6.2 Payment of Real Estate Taxes. Commencing on the Commencement Date, Tenant shall pay to Landlord, 88 Additional Rent. on or before the first day of each month, in advance, during each calendar year, one-twelfth (1I12~ of Tenant's Proportionate Share of Real Estate Taxes, in an amount reasonably estimated by Landlord in good faith. Landlord shall have the right to reasonably revise such estimate from time to time. Within one hundred twenty (120) days or a reasonable time after the expiration of each calendar year, Landlord shall furnish Tenant with a statement ("Landlord's Tax Statement') setting forth in reasonable detail the actual amount of Real Estate Taxes for such calendar year and the total estimated amount of Tenant's Proportionate Share of Real Estate Taxes actually paid by Tenant during such calendar year. If the actual amount of Tenant's Proportionate Share of Real Estate Taxes due for such year differs from the estimated amount of Ten ant's Proportionate Share of Real Estate Taxes actually paid by Tenant for such year, then, if Tenant owes any amounts to Landlord, such amounts shall be paid by Tenant (whether or not this Lease bas terminated) within thirty (30) days after receipt of Landlord's Tax Statement, and if Landlord owes any amounts to Tenant, such amounts shall be credited against the next installments of Base Rent and Additional Rent due from Tenant (or if the Lease has terminated for any reason other than Tenant's default, paid to Tenant within thirty (30) days after delivery of Landlord's Tax Statement). 6.3 Payment of Operating Expenses. Commencing on the Commencement Date, Tenant shall pay to Landlord, 88 Additional Rent, on or before the :first day of each month, in advance, during each calendar year. one-twelfth (1I12~ of Tenant's Proportionate Share of Operating Expenses for the Property, in an amount reasonably estimated by Landlord in good faith. Landlord shall have the right to reasonably revise such estimate from time to time. Within one hundred twenty (120) days or a reasonable time after the expiration of each calendar year, Landlord shall furnish Tenant with 8 statement ("Landlord's Operating Expense Statement"), setting forth in reasonable detail the actual amount of Operating Expenses for the Property owing for such calendar year and the total estimated amount of Tenant's Proportionate Share of Operating Expenses actually paid by Tenant during such calendar year. If the actual amount of Tenant's Proportionate Share of Operating Expense due for such year differs from the estimated amount of Tenant's Proportionate Share of Operating Expenses actually paid by Tenant for such year, then, if Tenant owes any amounts to Landlord, such amounts shall be paid by Tenant (whether or not this Lease has terminated) within thirty (30) days after receipt of Landlord's Operating Expense Statement, and if Landlord owes any amounts to Tenant, such amounts shall be credited against the next installments of Base Rent and Additional Rent due from Tenant (or if the Lease has terminated for any reason other than Tenant's default, paid to Tenant within thirty (30) days after delivery of Landlord's Operating Expense Statement). If at any time during any calendar year during which Operating Expenses are determined for the Property less than all of the Property is occupied or is occupied pursuant to leases providing free rental periods, those Operating Expenses which are variable according to the occupancy level of the Property shall be grossed up to reflect the amount of such Operating Expenses which would be incurred if the Property were fully occupied for purposes of determining Tenant's Proportionate Share of Operating Expenses. substances in the ground water or soil; and (xvii) any costs related to Landlord's general overhead which is not related to the Building. 6.4 Payment of Insurance Costs. Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, on or before the first day of each month, in advance, during each calendar year, one-twelfth (1/l2~ of Tenant's Proportionate Share of Insurance Costs for the Property, in an amount reasonably estimated by Landlord in good faith based on the premium for the previous calendar year. Landlord shall have the right to reasonably revise such estimate from. time to time. Within one hundred twenty (120) days or a reasonable time after the expiration of each calendar year, Landlord 11S2810.v14- 12-

shall furnish Tenant with a statement ("Landlord's Insurance Statement"), setting forth in reasonable detail the actual amount of Insurance Costs for the Property owing for such calendar year and the total estimated amount of Tenant's Proportionate Share of Insurance Costs actually paid by Tenant during such calendar year. If the actual amount of Tenant's Proportionate Share of Insurance Costs due for such year differs from the estimated amount of Tenant's Proportionate Share of Insurance Costs actually paid by Tenant for such year, then, if Tenant owes any amounts to Landlord, such amounts shall be paid by Tenant (whether or not this Lease has terminated) within thirty (30) days after receipt of Landlord's Insurance Statement, and if Landlord owes any amounts to Tenant, such amounts shall be credited against the next installments of Base Rent and Additional Rent due from Tenant (or if the Lease has terminated for any reason other than Tenant's default, paid to Tenant within thirty (30) days after delivery of Landlord's Insurance Statement). Without limitation of the foregoing, Tenant shall, as Additional Rent, pay Tenant's Proportionate Share of all insurance deductibles paid by Landlord with respect to the Property within thirty (30) days after the presentation of invoices therefor. 6.5 Allocation of Certain Operating Expenses. Real Estate Taxes and Insurance Costs. Landlord and Tenant acknowledge and agree that, in accordance with the terms and conditions of this Lease, Tenant pays to Landlord Tenant's Proportionate Share (which Tenant's Proportionate Share is, in accordance with Section 1.31 above, based on the total square footage of the Property) of (i) Operating Expenses, (ii) Real Estate Taxes, and (iii) Insurance Costs. 6.6 Controllable Operating Expenses. Commencing with calendar year 2017 and each calendar year during the Term thereafter, it is understood and agreed that for purposes of calculating Tenant's Proportionate Share of Operating Expenses in any calendar year during the Term, the maximum amount of Controllable Operating Expenses (as hereinafter defined) included in Operating Expenses for any calendar year from and after 2017 during the Term shall be limited to the actual amount of Controllable Operating Expenses paid or incurred by Landlord on account of or in calendar year 2016, increased on a cumulative, compounding basis at three percent (3%) per annum through the applicable calendar year. Tenant shall remain fully liable in each year for the whole amount of Tenant's Proportionate Share of Operating Expenses which are not Controllable Operating Expenses. By way of example only, if the Controllable Operating Expenses for calendar year 2016 (annualized) are $0.58 per square foot of the Premises, the Controllable Operating Expenses for calendar year 2017 shall not exceed $0.60 per square foot of the Premises and the Controllable Operating Expenses for calendar year 2018 shall not exceed $0.63 per square foot, etc. In the event that the cap applies to limit Tenant's Proportionate Share of Operating Expenses attributable to Controllable Operating Expenses for any calendar year, the excluded amount ("Excluded Amount") shall be carried forward to succeeding calendar years and recaptured by Landlord so long as the foregoing limit on the increase in the portion of Operating Expenses attributable to Controllable Operating Expenses is not exceeded in any such succeeding year such that amounts that could not be included in Operating Expenses during such prior years may be re-captured by Landlord. By way of example only, if the Controllable Operating Expenses for calendar year 2016 (annualized) are $0.58 per square foot, and (a) the Controllable Operating Expenses for calendar year 2017 are $0.65 per square foot, Tenant shall only be responsible for Controllable Operating Expenses of $0.60 per square foot in calendar year 2017, but Landlord shall be entitled to recover the Excluded Amount of $0.05 per square foot during the Term of the Lease if the Controllable Operating Expenses for any calendar year during the Term of the Lease is lower than the cap on Controllable Operating Expenses for such year, and (b) if the Controllable Operating Expenses for calendar year 2018 are $0.60 per square foot per annum, Landlord will be allowed to carry over the Excluded Amount from calendar year 2017 and bill it to the Tenant in 2018 so long as Tenant's responsibility for Controllable Operating Expenses in calendar year 2018 does not exceed $0.63 per square foot. For purposes herein, the term "Controllable Operating Expenses" shall mean only (i) the cost 11S2810.v14of repairs, replacements, maintenance and cleaning, including, without limitation, the cost of janitorial and other service agreements, and trash removal with respect to Common Areas; (ii) the cost of all repairs and maintenance associated with the landscaped areas, surface parking areas and truck courts of the Property, the cost of associated roof maintenance in connection with the Property; and (iii) fees, charges and other costs, including, without limitation, consulting fees, attorneys' fees and accounting fees of a11 contractors engaged by Landlord in connection with the operation, maintenance or repair of the Property; provided, however, snow removal costs shall not constitute a Controllable Operating Expense. 6.7 Tenant Audits. Landlord shall keep reasonably detailed records of all Operating Expenses, Real Estate Taxes and Insurance costs for a period of at least seven (7) years, subject to the duration of Landlord's ownership of the Property. Not more frequently than once in every 12-month period and after at least twenty (20) days' prior written notice to Landlord, Tenant together with any representative of Tenant shall be permitted to audit the records of the Operating Expenses, Real Estate Taxes and Insurance Costs. If Tenant exercises its audit rights as provided above, Tenant shall conduct any inspection at a reasonable time and in a manner so as not to unduly disrupt the conduct of Landlord's business. Any such inspection by Tenant shall be for the sole purpose of verifying the Operating Expenses, Real Estate Taxes and/or Insurance Costs. Tenant shall hold any information obtained during any such inspection in confidence, except that Tenant shall be permitted to disclose such information to its attorneys and advisors, provided Tenant informs such parties of the confidential nature of such information and uses good faith and diligent efforts to cause such parties to maintain such information as confidential. Any shortfall or excess revealed and verified by Tenant's audit shall be paid to the applicable party within thirty (30) days after that party is notified of the shortfall or excess to the extent such overage or shortfall has not previously been adjusted pursuant to this Lease. 7. Use; Compliance With Law. 7.1 Permitted Use. The Premises shall be used only for the Permitted Use and for no other purpose. Tenant acknowledges that it has reviewed the Standard Industrial Classification Manual prepared by the Office of Management and Budget of the U.S. (or, if applicable, the US NAICS Manual) and that the S.I.C. (or, if applicable, NAICS) number for the operations to be conducted at the Premises is 561910. Tenant shall advise Landlord in the event its S.I.C. (or, if applicable, NAICS) number should change. 7.2 No Nuisance. Tenant shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance. 7.3 Compliance with Laws. 7.3.1 Tenant, at Tenant's expense, shall comply with and cause all of Tenant's contractors. agents, servants, employees. invitees and licensees (the "Tenant Parties") to comply with all applicable laws, ordinances, rules and regulations of governmental authorities applicable to the Premises or the use or occupancy thereof (collectively, "Laws"). Without limiting the generality of the foregoing, Tenant shall comply with the requirements of (a) the Occupational Safety and Health Act (and all regulations promulgated thereunder), and (b) subject to the terms and conditions of Section 7.3.2 below, the Americans with Disabilities Act (and all regulations promulgated thereunder), as the same may be amended from time to time. The foregoing obligation of Tenant shall not however permit Tenant to make. without Landlord's prior written approval, any alterations to the Premises which otherwise would - 13 - 115281O.v14

- 14- require Landlord's approval under this Lease, and Tenant shall comp1y with all of the requirements of this Lease in making any such alterations. 7.3.2 Notwithstanding the foregoing Section 7.3.1, Landlord agrees that if Landlord receives a written notice from a governmental authority ("Citation") notifying Landlord that the Premises are not in compliance with any Laws as of the Commencement Date. and the violation giving rise to the Citation was in existence as of the Commencement Date, Landlord shall cause any repairs. replacements or improvements to be made to the Premises, so as to remedy the matter set forth in the Citation ("Citation Remedy"). The costs and expenses incurred by Landlord to perform any Citation Remedy pursuant to the preceding sentence shall be (x) the sole responsibility of Tenant if the matter set forth in the Citation is as a result of (1) Tenant's particular use of the Premises (as opposed to warehouse use in general); (2) any Tenant Necessitated Repairs (as hereinafter defined); or (3) Alterations or work performed by or at the request of Tenant (items (1) through (3) collectively, "Tenant Repair hems"); or (y) the sole responsibility of Landlord except as otherwise set forth in clause (x) above, and no cost or expense incurred by Landlord to perform. any work pursuant to this sentence shall be deemed an Operating Expense. If Landlord receives a Citation notifying Landlord that the Premises are not in compliance with any Laws as of any date after the Commencement Date. and the violation giving rise to the Citation first came into existence following the Commencement Date, (A) Tenant shall perform the Citation Remedy at its sole cost and expense if such Citation Remedy is any of the Tenant Repair hems, or (B) Landlord shall perform the Citation Remedy if such Citation Remedy is not any of the Tenant Repair Items, provided that any costs or expenses incurred by Landlord to perform any work pursuant to this sentence shall be deemed an Operating Expense. Notwithstanding anything herein to the contrary. before performing any Citation Remedy required hereunder, Landlord shall have the right to appeal or dispute such Citation so long as such appeal or dispute does not unreasonab1y affect Tenant's ability to operate in the Premises. For purposes herein; a "Tenant Necessitated Repair" shall mean any work, maintenance, repairs or replacements that are required as a result of the negligence or misconduct of Tenant or any of the Tenant Parties, or Tenant's failure to repair and maintain the Premises or the misuse of the Premises or the Property by Tenant or the Tenant Parties. 7.4 Hazardous Substances. 7.4.1 Definitions. "Hazardous Substance" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority having jurisdiction. The term ''Hazardous Substance" includes, without limitation. any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317). (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) petroleum, (v) designated as a "hazardous substance" by the New Jersey Department of Environmental Protection ("NJDEP”) pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), New Jersey Spil1 Compensation and Control Act, N J.S.A 58:10·23: 11 et seq., or the New Jersey Site Remediation and Reform Act, N.J.S.A. 58:1OC-l et seq. ("SRRA"), (vi) asbestos or asbestos-containing materials. (vii) polychlorinated biphenyls and (viii) petroleum products. 7.4.2 Compliance with Law. Tenant shall conduct, and cause to be conducted, all operations and activity at the Premises in compliance with, and in all other respects shall comply with, all applicable present and future federal, state, municipal and other governmental statutes. ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common llS2810.v14

- 15- law, concerning the protection of public health, safety or the environment (collectively "Environmental Statutes"). 7.4.3 Permits. Tenant, in a timely manner, shall, to the extent required due to Tenant's use of the Premises or arising out of Tenant's actions at the Property, obtain and maintain in full force and effect all permits, licenses and approvals, and shall make and file all notifications and registrations as required by Environmental Statutes. Tenant shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations. 7.4.4 Documents. Tenant shall provide to Landlord copies of the following pertaining to the Premises or Tenant's use thereof, promptly after each shall have been submitted, prepared or received by Tenant: (A) all applications and associated materials submitted to any governmental agency relating to any Environmental Statute; (B) all notifications, registrations, reports and other documents, and supporting information, prepared, submitted or maintained in connection with any Environmental Statute or otherwise relating to Hazardous Substances; (C) all permits, licenses, approvals, and amendments or modifications thereof, obtained under any Environmental Statute; and (0) any correspondence, notice of violation, summons, order, complaint, or other document received by Tenant pertaining to compliance with or liability under any Environmental Statute. 7.4.5 Operations. Tenant shall not cause in. on or under, or suffer or permit to occur in, on or under. the Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of Hazardous Substances, except that limited quantities of Hazardous Substances may be used, handled or stored on the Premises, provided such is incident to and reasonably necessary for the maintenance of the Premises or Tenant's operations for the Permitted Use and is in compliance with all Environmental Statutes and other applicable governmental requirements. Should a release, spill, discharge or leak of any Hazardous Substance in violation of any Environmental Statute occur at the Premises or the Property as the result of the acts or omissions of Tenant and/or any of the Tenant Parties ( a "Tenant Release") • Tenant shall promptly investigate and immediately contain, remove and dispose of, off the Premises. such Hazardous Substances and any material that was impacted by the Tenant Release, and remedy and mitigate all threats to human health or the environment relating to such Tenant Release. When conducting any such measures, Tenant shall comply with all Environmental Statutes related to the Tenant Release. In the event that a Tenant Release, prior to the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord 8 Response Action Outcome ("RAO'') from a Licensed Site Remediation Professional ("LSRP") as such terms are defined under SRRA or such or an equivalent written determination by an LSRP or NJDEP as would be accepted by the NJDEP (the "Environmental Clearance") in regard to any such Release. In the event Environmental Clearance for any such Tenant Release is not delivered to the Landlord prior to the expiration or earlier termination of the Lease, upon the expiration or earlier termination of the Lease, Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises; provided, however, if Tenant provides to Landlord evidence that it is using its good faith efforts to obtain and deliver the Environmental Clearance, Landlord shall provide to Tenant a period extending from the expiration or earlier termination of the Lease through the date which is sixty (60) days after such expiration or earlier termination of the lease (the "Environmental Clearance Extension Period") to deliver the Environmental Clearance. IT Tenant fails to deliver the Environmental Clearance prior to the expiration of the Environmental Clearance Extension Period, Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises. Any Environmental Clearance for the Premises shall not include the use of any Engineering or Institutional Controls as defined by Environmental Statutes, without the prior written approval of the Landlord and shall be conducted to the unrestricted use remediation llS2BIO.v14

- 16- standards unless otherwise approved in writing by the Landlord in its sole discretion. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain and deliver to Landlord the Environmental Clearance for such Tenant Release and otherwise comply with all Environmental Statutes related to the Tenant Release. 7.4.6 Inspection. Upon not less than one (1) business days' prior telephonic or written notice (except in case of an emergency in which event Landlord shall provide such telephonic or written notice as Landlord is able to under the circumstances), and provided that Landlord shall use commercially reasonable efforts to minimize interference with the business operations of Tenant, Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Premises at reasonable times for the purpose of determining Tenant's compliance with the provisions of this Section. Such inspections and assessments may include obtaining samples and performing tests of soil, surface water, groundwater or other media. 7.4.7 Tanks. Tenant shall not install or cause the installation of any above ground or underground storage tank at the Premises without Landlord's prior written consent. 7.5 ISRA. 7.5.1 The business operations which Tenant shall conduct at the Premises shall not constitute the operation of an Industrial Establishment as defined in ISRA, or, if it is or at any time shall become such an Industrial Establishment Tenant will comply with all ISRA requirements applicable to Tenant's operations and at the time of closing, terminating or transferring such operations. 7.5.2 No earlier than twenty (20) days prior to the end of the Term of this Lease and no later than the last day of the Term of this Lease, Tenant shall deliver an executed and completed letter in the form attached as Exhibit F (the "ISRA Letter"). Failure to timely deliver the ISRA Letter within five (5) business days of its receipt of Landlord's notice of such failure shall be deemed an event of default 7.5.3 In the event that the business activities and operations conducted by the Tenant during the term of the Lease trigger ISRA applicability, (a "Tenant Trigger") prior to the expiration or earlier termination of the Lease, Tenant shall comply with ISRA and deliver to Landlord (the "ISRA Clearance evidencing Tenant's ISRA compliance. In the event of a Tenant Trigger, and ISRA Clearance for the Tenant Trigger is not delivered to the Landlord prior to the expiration or earlier termination of the Lease; then upon the expiration or earlier termination of the Lease, Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a hold-over tenant in possession of the Premises; provided, however, if Tenant provides to Landlord evidence that it is using its good fa.i1h efforts to obtain and deliver the ISRA Clearance, Landlord shall provide to Tenant a period extending from the expiration or earlier termination of the Lease through the date which is sixty (60) days after such expiration or earlier termination of the lease (the" ISRA Clearance Extension Period") to deliver the ISRA Clearance. If Tenant fails to deliver the ISRA Clearance prior to the expiration of the ISRA Clearance Extension Period, Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a hold-over tenant in possession of the Premises. Any ISRA Clearance for the Premises shall not include the use of any Engineering or Institutional Controls as defined by Environmental Statutes, wi1hout the prior written approval of the Landlord and shall be conducted to the unrestricted use remediation standards approved by the Landlord in its sole discretion. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain and deliver to Landlord the ISRA Clearance and otherwise fulfill all of the obligations of Tenant. Tenant l1S281O.v14 shall, at no cost to Landlord, cooperate with Landlord by supplying any information or signing any documentation that that may be requested by Landlord, and otherwise assisting Landlord with respect to the compliance with ISRA by Landlord, in the event that Landlord triggers ISRA by its actions. 7.6 Excluded Matters. Notwithstanding anything to the contrary contained herein, Tenant shall not be in any way responsible, at any time, to investigate, remediate, or submit an Environmental Clearance for any matter disclosed in the Report, including, but not limited to, AOC 5 (Historic Fill Material), AOC 7 (disposal of unlabeled steel drums), and spill file 94-3-25-1259-55 (50 gallon diesel spill), or any other Release in, at or below the Premises or the Property not caused by Tenant or the Tenant Parties during the Term (the "Excluded Matters"). The Landlord, at its sole cost and expense, shall have sole and exclusive responsibility for the Excluded Matters, and the procurement of an applicable Environmental Clearance or ISRA Clearance, except to the extent that Tenant or any of the Tenant Parties aggravate or exacerbate any Excluded Matter, in which case Tenant, at its sole cost and expense, shall have the sole responsibility for such Excluded Matter. In the event that Tenant has addressed all of its obligations to achieve an applicable Environmental Clearance or ISRA Clearance, and applicable Environmental Clearance or ISRA Clearance cannot be issued to Tenant as a result of an Excluded Matter, Tenant shall be deemed to have satisfied its obligations under this Section 7. 7.7 Hold Over. If Landlord is entitled to treat Tenant as a hold-over tenant in possession of the Premises under Section 7.4.5 or 7.5.3, then Tenant shall pay, monthly to Landlord, double the Base Rent and Additional Rent which Tenant would otherwise have paid under the Lease, until such time as Tenant delivers to Landlord the Environmental Clearance and otherwise fulfills its obligations to Landlord under Sections 7.4.5 and/or 7.5.3, and during the holdover period, all of the terms of this Lease shall remain in full force and effect. 7.8 Common Areas. 7.8.1 Tenant shall have the non-exclusive right to use the Common Areas in common with other persons approved by Landlord during the Term, subject to reasonable rules and regulations uniformly established by Landlord and the provisions of this Lease. 7.8.2 Landlord reserves the right, at any time and from time to time, without the consent of or liability to Tenant to (i) make alterations or additions to the Property and the Common Areas, to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Property and Common Areas provided such alterations or additions do not materially and adversely affect the use of the Common Areas by Tenant, (ii) close to the general public all or any portion of the Premises or the Property to the extent and for the period necessary to avoid any dedication to the public, (iii) effect any repairs or further construction, (iv) change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors. elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Common Areas or other parts of the Premises or the Property provided such alterations or additions do not materially and adversely affect the use of the Common Areas by Tenant, and (v) change the name, number or designation by which the Property is commonly known; provided, however, Landlord shall use reasonable efforts to limit any disruption of Tenant's use of the Premises in connection with Landlord's actions undertaken pursuant to this Section.- 17- llS2810.v14

- 18- 8. Alterations and Tenant's Property. 8.1 Alterations Defined. Tenant shall not make or suffer or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without first obtaining Landlord's written consent based on detailed plans and specifications submitted by Tenant; provided Landlord's consent will not be required if (a) the proposed Alterations will not affect the structure or the mechanical, electrical, HV AC, plumbing or life safety systems of the Building (collectively, "Building Systems") and (b) the total cost to acquire and install the proposed Alterations will be no more than (i) $5,000.00 in anyone instance and (ii) $10,000.00 in the aggregate during any calendar year. In all other instances where Landlord's consent is so required, such consent shall not be unreasonably withheld. In all events, Tenant shall notify Landlord prior to commencing Alterations other than de minimis Alterations, and Landlord shall have the right at Landlord's election, to supervise the Alterations work. Tenant agrees that all such work (regardless of whether Landlord's consent is required) shall be done at Tenant's sole cost and expense, in accordance with the plans and specifications approved by Landlord and in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired. and that no liens shall attach to all or any part of the Premises, the Building, or the Property by reason thereof. In addition to the foregoing, Tenant agrees to pay to Landlord, as Additional Rent, Landlord's reasonable costs and expenses paid or incurred in connection with Landlord's review of plans and specifications and Landlord's project supervision relating to Tenant's design and installation of Alterations at the Premises. Tenant shall obtain, at its sole expense, all permits required for such work. Notwithstanding anything in the foregoing to the contrary, and subject to the terms and conditions of Section 9.3, Landlord hereby approves those Alterations proposed by Tenant and set forth in the plans and specifications attached hereto as Exhibit H. 8.2 Removal of Property. Except as hereinafter provided, all Alterations shall become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. However (i) movable equipment, trade fixtures, personal property, furniture, or any other items that can be removed without material harm to the Premises or Property will remain Tenant's property; and (ii) any racks to be installed by Tenant (collectively, "Tenant Owned Property") shall not become the property of Landlord All Tenant Owned Property shall be removed from the Premises at Tenant's sole cost and expense at the expiration or sooner termination of this Lease. When granting consent for any Alterations that require Landlord's consent, Landlord shall indicate whether it will require the removal of those Alterations at the expiration or earlier termination of the Lease. Prior to making any Alterations not requiring Landlord's consent, Tenant may request that Landlord notify Tenant whether Landlord requires Tenant to remove that Alteration prior to expiration or earlier termination of the Lease. Tenant shall remove those Alterations that Landlord requested be removed under the prior two sentences at the expiration or earlier termination of the Lease. Tenant shall repair at its sole cost and expense all damage caused to the Premises or the Building by removal of any Alterations or Tenant Owned Property. Landlord may remove any Tenant Owned Property or Alterations that Tenant is required but fails to remove at the expiration or earlier termination of the Lease and Tenant shall pay to Landlord the reasonable cost of removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. 8.3 Signage. Tenant shall be permitted to erect signage on the exterior of the Premises, subject to the following terms and condition. The plans and specifications, size and location of such signage shall be subject to Landlord's prior written consent, which shall not be unreasonably denied. All such signage must comply with applicable laws, ordinances, rules and regulations, and the requirements of any declaration of protective covenants or comparable instrument binding upon the Property. All signage shall be removed by Tenant at its sole cost on or prior to the expiration or sooner termination of ] 152810.v14 the Lease and Tenant shall repair all damage to the Premises or the Property resulting from its removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. Notwithstanding anything in the foregoing to the contrary and subject to the terms and conditions of Section 9.3, Landlord hereby approves the signage proposed by Tenant and set forth in the plans and specifications attached hereto as Exhibit I.

9. Repairs and Other Work.

9.1 Tenant's Obligations. Subject to the Warranty Period, Tenant shall maintain in good, clean and sanitary order and condition the Premises (any signage of Tenant) and every non-structural part thereof, including without limiting the generality of the foregoing, all plumbing, sprinklers, HVAC, electrical, lighting facilities and equipment located within the Premises, fixtures, interior walls, ceilings, decking, floors, windows, doors and plate glass located within the Premises, and signs (except Landlord's signs, if any) located on the Premises. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, subject to the provisions of this Lease, any additional electrical wiring which may be required in connection with Tenant's apparatus. Tenant will repair, at its expense, any damage to the Premises, or to the Property, arising out of Tenant's use or occupancy thereof, including damage caused by bringing into the Premises any property for Tenant's use or by the installation or removal of such property, all regardless of fault, or by whom such damage shall be caused, unless caused by Landlord, its agents, employees, or contractors.

9.2 HVAC Maintenance Contract. In addition to Tenant's other obligations under this Section 9 and elsewhere under this Lease, Tenant shall also maintain, in full force and effect throughout the Term, a preventative maintenance and service contract with a reputable service provider for maintenance of the heating, ventilating, and air conditioning ("HVAC") system(s) solely serving the Premises (the "HVAC Maintenance Contract"; the HVAC system(s) solely serving the Premises is (are collectively) referred to herein as the "HVAC System"). The terms and provisions of any such HVAC Maintenance Contract shall require that the service provider provide maintenance on a quarterly basis and maintain the HVAC System in accordance with the manufacturer's recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises are located and for HVAC systems comparable to the HVAC System. Within thirty (30) days following the Commencement Date, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract. Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than thirty (30) days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract. If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC System and to charge the cost thereof back to Tenant as Additional Rent.

9.3 Conditions Applicable to Repairs and Other Work. All repairs, replacements and reconstruction (including, without limitation, all Alterations) made by or on behalf of Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance to be obtained by Tenant in connection with the proposed work, (e) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, and (f) Tenant shall provide Landlord with as built drawings of such Alterations.

- 19 -

ldB

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- 20-9.4 Landlord's Obligations. Landlord shall be responsible for the performance of (i) all repair and maintenance of all structural elements, roof and exterior walls of the Building ("Landlord Repair Work"); and (ii) any necessary replacement of all structural elements, roof and exterior walls of the Building, except to the extent such replacement is part of any Alterations or is a Tenant Repair Item. Without limitation of the foregoing, if any of the foregoing work is required as a result of the negligence or misconduct of Tenant or any Tenant Parties or the misuse of the Premises or the Property by Tenant or the Tenant Parties, Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord for such work upon demand as Additional Rent. Landlord shall also be responsible for the performance of snow removal, landscaping and repairs and maintenance of the exterior parking areas, sidewalks and truck courts at the Property provided that the cost of such activities shall be reimbursable as Operating Expenses. 10. Liens. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed or material furnished to or for the Premises by or for Tenant. If Tenant shall not, within thirty (30) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond satisfactory to Landlord, Landlord, in addition to all other remedies provided under this Lease and by law, shall have the right (but not the obligation) to cause the lien to be released by such means as Landlord shall deem proper, including. without limitation, payment of the claim giving rise to such lien. All such sums reasonably paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable by Tenant within ten (10) days after receipt of written demand. 11. Subordination. This Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Property or any portion thereof, (b) the lien of any mortgage, deed of trust or other security instrument that may now exist or hereafter be executed in any amount for which the Property or any portion thereof, any ground leases or underlying leases. or Landlord's interest or estate therein is specified as security, and (c) al1 modifications, renewals, supplements, consolidations and replacements thereof. If any ground lease or underlying lease terminates for any reason or any mortgage, deed of trust or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, notwithstanding any subordination, shall attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest; provided, however, that so long as Tenant shall not be in default in the performance of its obligations under this Lease. neither this Lease nor Tenant's right to remain in exclusive possession of the Premises shall be affected or disturbed. The provisions of this Section shall be self-operative and no further instrument shall be required to effect the provisions of this Section. Within ten (10) days following request by Landlord, Tenant agrees to execute any documents reasonably required to effectuate the foregoing subordination including any reasonable and customary Subordination, Non-Disturbance and Attornment Agreement submitted by Landlord to Tenant, which documents may contain such other terms as any mortgagee or prospective mortgagee may reasonably require, or to make this Lease prior to the lien of any mortgage, deed of trust or underlying lease, as the case may be. 12. Inability to Perform, If, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Landlord' s reasonable control (collectively. "Force Majeure"), Landlord is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, no such inability or delay shall impose any liability upon Landlord or provide the Tenant with any right to offset, deduction or abatement of rent by reason of inconvenience or annoyance to Tenant, or otherwise. IIS2810.v14

- 21 - 13. Destruction. 13.1 Right to Terminate. If any fire, flood, windstorm or other casualty causes all or any material portion of the Premises to be damaged, Tenant shall immediately notify Landlord in writing. If such damage causes all or any material portion of the Premises to be untenantable by Tenant and, in the reasonable opinion of Landlord and Tenant, such damage cannot be repaired within six (6) months after the date of the event causing such damage (under a normal construction schedule not requiring the payment of overtime or premium), Tenant may terminate this Lease by delivery of written notice to Landlord within thirty (30) days after the date on which Landlord's opinion is delivered to Tenant Upon termination, Rent shall be apportioned as of the date of the casualty. If (i) the cost to repair damage to or destruction of the Building exceeds 50% of the replacement cost of the Building or any of the other Buildings, or (ii) if the Premises or any other portion of the Property is damaged by a casualty not of the type covered by the insurance required to be carried under Section 14.4, or (iii) such damage cannot be repaired within six (6) months after the casualty (under a normal construction schedule not requiring the payment of overtime or premium), Landlord may terminate this Lease by delivery of written notice to Tenant within one hundred twenty (120) days after the date of the casualty. Upon termination, Rent shall be apportioned as of the date of the casualty and all prepaid Rent shall be repaid to Tenant (less the amount necessary to cure any monetary default of Tenant under this Lease existing as of the date of termination). 13.2 Extent of Repair Obligations. If this Lease is not terminated Landlord shall restore the structure of the Building and all improvements (except those constructed or installed by Tenant, if any, and the Tenant Owned Property) in the Premises at the date possession of the Premises was delivered to Tenant, and Tenant shall repair all other portions of the Premises (including, without limitation, Alterations and Tenant Owned Property). All such repairs shall be performed in a good and workmanlike manner, with due diligence, and shall restore the items repaired to substantially the same usefulness and construction as existed immediately before the casualty. All work by Tenant shall be performed in accordance with the requirements of Section 9.3 above. In the event of any termination of this Lease, the proceeds from any insurance paid by reason of damage to or destruction of the Property or any portion thereof, or any other element, component or property insured by Landlord (exclusive of proceeds for damage to Tenant Owned Property), shall belong to and be paid to Landlord. If a casualty renders all or part of the Premises untenantable, Rent shall proportionately abate commencing on the date of the casualty and ending when the Premises are delivered to Tenant with Landlord's restoration obligation substantially complete and the Premises are habitable and usable by Tenant for the Permitted Use. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for use in a reasonable business manner for the purposes stated in this Lease. 13.3 Mutual Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other's officers, directors, constituent partners, agents and employees. to the extent any loss is or would be covered by fire, extended coverage, and other property insurance policies required to be carried under this Lease or otherwise carried by the waiving party, and the rights of the insurance carriers of such policy or policies to be subrogated to the rights of the insured under the applicable policy. Each party shall cause its insurance policy to be endorsed to evidence compliance with such waiver. 14. Insurance. 14.1 Insurance on Tenant's Property. Tenant shall procure at its cost and expense and keep in effect during the Term insurance coverage for all risks of physical loss or damage IIS2810.v14 insuring the full replacement value of Alterations, Tenant's trade fixtures, furnishings, equipment, plate glass, signs and all other items of Tenant Owned Property and other personal property of Tenant. Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property or Alterations of Tenant caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by the interruption of any public utility or service, by steam, gas. electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, i:nsurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests. All proceeds of such insurance on Tenant Owned Property shall be payable to Tenant or Tenant's mortgagee, if applicable. 14.2 Tenant's Liability Insurance. Tenant shall procure at its cost and expense and maintain throughout the Term comprehensive commercial genera1liability insurance applicable to the Premises with a minimum combined single limit of liability of Two Million Dollars ($2,000,000) and $5,000,000 annual aggregate, statutory worker's compensation insurance, and employer's liability insurance with a Five Hundred Thousand Dollar ($500,000) minimum limit covering all of Tenant's employees. Such liability insurance shall include, without limitation, products and completed operations liability insurance, fire and legal liability insurance, and such other coverage as Landlord may reasonably require from time to time. At Landlord's request Tenant shall increase such insurance coverage to a level that is commercially reasonably required by Landlord 14.3 Form of Tenant Policies. Tenant's insurance shall be issued by companies authorized to do business in the State of New Jersey. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford coverage required by this Section 14. All insurance policies required to be carried by Tenant under this Lease (except for worker's compensation insurance) shall (i) name Landlord, and any other parties designated by Landlord as additional insureds, (ii) as to liability coverages, be written on an "occurrence" basis, (iii) provide that Landlord shall receive thirty (30) days' notice from the insurer before any cancellation or change in coverage; and (iv) contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord. TENANT SHALL DELIVER REASONABLY SATISFACTORY EVIDENCE OF SUCH INSURANCE TO LANDLORD CONCURRENTLY WITH THE EXECUTION AND DELIVERY OF THIS LEASE, AND THEREAFTER AT LEAST THIRTY (30) DAYS BEFORE THE EXPIRATION DATES OF EXPIRING POLICIES. At Landlord's request, Tenant shall deliver to Landlord copies of such policies. Tenant, at Tenant's expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body. 14.4 Landlord's Insurance. Landlord will purchase and maintain a standard policy of "all risk" special form property insurance with customary exclusions covering the Building for the full replacement cost of the Building and rent loss insurance. Landlord will also purchase and maintain broad form commercial general liability insurance with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000), written by companies authorized to do business in the State of New Jersey. All costs of insurance carried by Landlord and referred to in this Section or otherwise will constitute Insurance Costs. LANDLORD SHALL DELIVER REASONABLY SATISFACTORY EVIDENCE OF SUCH INSURANCE TO TENANT CONCURRENTLY WITH THE - 22- Il52810.v14

- 23-COMMENCMENT DATE, AND THEREAFTER WITHIN THIRTY (30) DAYS AFTER TENANT'S WRITfEN REQUEST. 14.5 Form of Landlord Policies. Landlord's insurance shall be issued by companies authorized to do business in the State of New Jersey. 15. Eminent Domain. 15.1 Effect of Taking. If all of the Premises is condemned or taken in any permanent manner before or during the Term for any public or quasi-public use, or any permanent transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a "taking"), this Lease shall automatically terminate as of tile date of the vesting of title as a result of such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Property is taken as to render the balance of the Premises unusable by Tenant for the Permitted Use, as reasonably determined by Tenant and Landlord, this Lease may be terminated by Landlord or Tenant, as of the date of the vesting of title as a result of such taking, by written notice to the other party given within sixty (60) days following notice to Landlord of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, or if all or any portion of the Premises is taken for a limited period of time before or during the Term, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord and Landlord shall not be obligated to restore any temporary taking. In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, or in the event of any temporary taking, Base Rent and Additional Rent shall be equitably adjusted in relation to the portions of the Premises and Building taken or rendered unusable by such taking. 15.2 Award. Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made by Tenant or the interruption of Tenant's business. 16 Assignment: Subleasing. 16.1 Consent Required. Neither Tenant nor any sublessee or assignee of Tenant, directly or indirectly, voluntarily or by operation of law, shall sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is referred to as an "Assignment"), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is referred to as a "Sublease"), without Landlord's prior written consent in each instance. In the case of any proposed Sublease or Assignment, Landlord's consent shall not be unreasonably withheld or delayed. Any Assignment or Sublease that is not in compliance with this Section 16 shall be void and. at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent by Landlord from a lJ~81O.v14

- 24- proposed assignee, sublessee or occupant of the Premises shall not constitute consent to such Assignment or Sublease by Landlord. The right to such amounts is expressly reserved from the grant of Tenant's leasehold estate for the benefit of Landlord. Any request by Tenant for Landlord's consent to a specific Assignment or Sublease (8 "Transfer Request") shall include (a) the name of the proposed assignee, sublessee or occupant, (b) the nature of the proposed assignee's sublessee's or occupant's business to be carried on in the Premises, (c) a copy of the proposed Assignment or Sublease. and (d) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Landlord shall respond in writing, stating the reasons for any disapproval, within fifteen (15) business days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease. No consent by Landlord to any Assignment or Sublease by Tenant, and no specification in this Lease of a right of Tenant's to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (a) the Assignment or Sublease or (b) any extension of the Term. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Tenant shall pay to Landlord, as Additional Rent, Landlord's reasonable costs and expenses incurred in connection with Landlord's review of any proposed Sublease or Assignment. Any sale or other transfer, including without limitation by consolidation. merger or reorganization, of a majority of the voting stock of Tenant or any beneficial interest therein. if Tenant is a corporation, or any sale or other transfer of a majority of the general partnersbip or membership interests in Tenant or any beneficial interest therein, if Tenant is a partnership or limited liability company, shall be an Assignment for purposes of this Lease. Tenant agrees that, as a condition of any such consent by Landlord, Landlord may require that one-half (1/2) of the net consideration to Tenant which is attributable to this Lease in connection with any Assignment or Sublease be payable to Landlord as Additional Rent, and the right to such amounts is expressly reserved from the grant of Tenant's leasehold estate for the benefit of Landlord; provided, however, the forgoing sentence shall not apply to a Permitted Transfer under Section 16.4. 16.2 Assumption of Obligations. Each assignee or other transferee of Tenant's interest under this Lease, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements contained in this Lease which are to be performed by Tenant. Each sublessee of all or any portion of the Premises shall agree in writing for the benefit of Landlord (a) to comply with and agree to the provisions of this Lease, and (b) that such sublease (and all further subleases of any portion of the Premises) shall terminate upon any termination of this Lease, regardless of whether or not such termination is voluntary. 16.3 Right to Recapture. In the event Landlord receives a Transfer Request, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) business days after receipt of such Transfer Request, to recapture the space described in the Transfer Request and such recapture notice, if given, shall terminate this Lease with respect to the space therein described as of the date stated in the Transfer Request. If the Transfer Request covers all of the space hereby demised, and if Landlord gives its recapture notice with respect thereto, the Term of this Lease shall expire on the date stated in Tenant's notice as the effective date of the Assignment or Sublease as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises. Base Rent and Tenant's Proportionate Share shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. This provision shall not apply to a Permitted Transfer under Section 16.4. 11S2810.v14llSUlO.v14

llSUlO.v14 16.4 Permitted Transfers. Notwithstanding the foregoing, provided that (i) Tenant is not in default under this Lease, and (ii) no such transaction is undertaken with the intent of circumventing Tenant's liability under this Lease, Tenant may (a) assign this Lease to any affiliate or subsidiary of Tenant or in connection with a merger or other consolidation of Tenant; (b) assign this Lease in connection with the sale of all or substantially all of Tenant's assets; and (c) may sublease all or some portion of the Premises to an affiliate or subsidiary of Tenant without Landlord's consent, provided: (1) Tenant shall remain liable hereunder for a period through and including the date which is one (1) year following the date of such assignment; (2) Tenant provides reasonable prior written notice to Landlord of such Assignment or Sublease; (3) after such transaction is effected, the tangible net worth of the transferee (excluding goodwill) is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; and (4) Landlord shall have received an executed copy of all documentation effecting such transfer on or before its effective date. 17. Utilities and Services, 17.1 Utilities. To the extent practica1 in Landlord's judgment, Landlord shall cause all utilities to be separately metered or submetered to the Premises in which case Tenant shall pay all utilities consumed directly to the applicable utility company. Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of all electric, gas, water and sewer utilities consumed at the Property that are not separately metered or submetered. Tenant shall contract separately for the provision, at Tenant's sole cost, of janitorial service and trash removal for the Premises and Landlord will have no obligation to provide any such services to the Premises 17.2 Involuntazy Cessation of Services. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of any or all of the HV AC, electric, sanitary, and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord, in good faith. deems necessary or (ii) any other cause beyond Landlord's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance ofTenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of three (3) consecutive business days Tenant shall, as Tenant's sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant. 18. Default. 18.1 Events of Default by Tenant. The failure to perform or honor any covenant, condition or other obligation of Tenant or the failure of any representation made by Tenant under this Lease shall constitute a default by Tenant upon expiration of the applicable grace period, if any. Tenant shall have a period of five (5) days from the date it receives written notice from Landlord that any payment of Rent is due within which to cure any default in the payment of Rent. Except as otherwise provided in Section 19, Tenant shall have a period often (ten) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot reasonably be cured within ten (10) days, the default shall not be deemed to be uncured if Tenant commences to cure within ten (10) days from Landlord's notice. continues to prosecute diligently the curing of such default and actually cures such default within thirty (30) days after Landlord's notice. Notwithstanding anything - 2S-

- 26- contained in this Section 18.1~ Landlord shall not be obligated to provide Tenant with notice of substantially similar defaults more than two (2) times in any twelve (l2) month period. 18.2 Remedies. Upon the occurrence of a default by Tenant that is not cured by Tenant within the applicable grace periods specified in Section 18.1, Landlord shall have all of the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity: 18.2.1 The right to tenninate Tenant's right to possession of the Premises and to recover (i) all Rent which shall have accrued and remain unpaid through the date of termination; plus monthly rent continuing for the balance of the Term. plus (iii) any other amount necessary to compensate Landlord for all reasonable costs incurred by Landlord caused by Tenant's failure to perform its obligations under this Lease (including, without limitation, reasonable attorneys' and accountents' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises). Landlord shall use commercially reasonable efforts to re-let the Premises. 18.2.2 The right to continue the Lease in effect after Tenant's breach and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant's right to possession. 18.2.3 The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable law. In such event, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs (in character substantially similar to those commonly made in warehouse and distribution facilities in the Northern New Jersey area) to the Premises. Upon each such subletting, rents received from such subletting shall be applied by Landlord, first, to payment of any costs of such subletting (including, without limitation, reasonable attorneys' and accountants' fees, costs of alterations of the Premises, interest costs, and brokers’ fees) and of any such alterations and repairs; second, to payment of Base Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent and Additional Rent as they become due. If any rental or other charges due under such sublease shall not be promptly paid to Landlord by the sublessees, or if such rentals received from such subletting during any month are less than. Base Rent and Additional Rent to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord the costs of such subletting (including, without limitation, attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees), and any other amounts due Landlord under this Section 18.2. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant Landlord's subletting the Premises without termination shall not constitute a waiver of Landlord's right to elect to terminate this Lease for such previous breach. 18.2.4 The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises, to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to this Section. 18.2.5 If Tenant shall default in the performance of any of its obligations under this Lease after notice and expiration of the applicable cure period, Landlord, at any time thereafter and 1I52810.v14

- 27- without additional notice, may remedy such default for Tenant's account and at Tenant's expense, without waiving any other rights or remedies of Landlord with respect to such defauh. Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person, or impairs the Building or its efficient operation. 18.2.6 The exercise of any remedy provided by law or the provisions of this Lease shall not exclude any other remedies unless they are expressly excluded by this Lease. Tenant hereby waives any right of redemption or relief from forfeiture following termination of, or exercise of any remedy by Landlord with respect to, this Lease. 18.3 Events of Default by Landlord and Tenant's Remedies. The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. In the event of a default by Landlord beyond applicable cure periods. Tenant shall have the right, at its election, to: (a) sue for damages (excluding punitive. consequential, indirect, special or speculative damages) sustained by reason of the default; or (b) perform the obligations described in the notice in which case Landlord shall reimburse Tenant for the reasonable cost of the performance of such obligations within ten (10) business days after Tenant's submission of an invoice therefor. If Tenant elects to proceed under clause (b) above, then the Landlord's default shall be deemed to have been cured when Tenant's expense has been reimbursed in full. In the event Tenant commences a suit for damages sustained by reason of a Landlord default and prevails in such suit and obtains a final, non-appea1able judgment with respect to such suit, Tenant may then set-off the amount of such judgment against the amounts due to Landlord under this Lease. Tenant shall have no other right to set-off. None of Landlord's covenants, undertakings or agreements under this Lease is made or intended as personal covenants, undertakings or agreements by Landlord, or by any of Landlord's shareholders, directors. officers, trustees or constituent partners. All liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest from time to time in the Property, and no personal liability is assumed by nor at any time may be asserted against Landlord or any of Landlord's shareholders, directors, officers, trustees or constituent partners. 19. Insolvency or Bankruptcy. The occurrence of any of the following shall, at Landlord's option, constitute a breach of this Lease by Tenant: (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises. (ii) an assigmnent by Tenant for the benefit of creditors, (iii) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (iv) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of ninety (90) days, (v) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof, (vi) the admission of Tenant in writing of its inability to pay its debts as they become due, (vii) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, or (viii) if within sixty (60) days after the commencement of any proceeding against Tenant 1 1528 lO.vl4

1IS2810.vI4 seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed. Upon the occurrence of any such event or at any time thereafter, Landlord may elect to exercise any of its remedies under Section 18 above or any other remedy available at law or in equity. Notwithstanding the provisions of Section 18.1, there shall be no cure periods for any breach or default under this Section 19 except as expressly provided in this Section 19. 20. Fees and Expenses; Indemnity; Payment. 20.1 Indemnity. (a) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, costs, liabilities, expenses including, without limitation, penalties, fines and reasonable attorneys' fees, and damages (collectively, "Losses") to the extent incurred in connection with or arising from (i) any default by Tenant in the performance of its obligations under this Lease, or the failure of any representation made by Tenant in this Lease, (ii) any Release of Hazardous Substances at, in, under or about the Premises or the Property caused by Tenant or any Tenant Parties;(iii) any violation of Environmental Statutes at the Premises caused by Tenant or any Tenant Parties; l~ (iv) any costs of complying with ISRA due to actions of Tenant or Tenant Parties; and (v) the use or / occupancy or manner of use or occupancy of the Premises or any injury or damage caused by Tenant, Tenant Parties or any person occupying the Premises through Tenant ; provided, however, in no event shall Tenant be liable for punitive, consequential, special. incidental or indirect damages, except, however, Tenant shall be liable for documented consequential damages in connection with a default by Tenant of its obligations set forth in Section 26.8 (provided Landlord bas given Tenant at least thirty [30] days' prior written notice that Landlord is obligated to deliver possession of the Premises on a date certain) or Section 7 (provided Landlord has given Tenant at least thirty [30] days' prior written notice of Tenant's failure to comply with Section 7). (b) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all Losses to the extent incurred in connection with or arising from (i) any injury or damage caused by any negligent or willful acts of Landlord or (ii) the presence of Hazardous Substances in, on, under or about the Premises or the Property which are the result of a Release caused by the Landlord or its agents, employees, representatives or contractors; provided, however, in no event shall Landlord be liable for punitive, consequential, special, incidental or indirect damages. (c) The terms of this Section 20.1 shall survive the expiration or sooner termination of this Lease. 20.2 Interest on Past Due Obligations. Unless otherwise specifically provided herein, any amount due from Tenant to Landlord, including any late charges, under this Lease which is not paid within five (5) days after written notice from Landlord shall bear interest from the due date until paid at the Lease Interest Rate. 21. Access to Premises. Landlord reserves for itself and its agents, employees and independent contractors the right to enter the Premises upon at least one (1) business days' notice to inspect the Premises, to supply any service to be provided by Landlord to Tenant, to prospective purchasers, mortgagees, beneficiaries or (no earlier than twelve (12) months prior to the expiration of this Lease) tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building. Landlord's right to enter the Premises shall include the right to grant reasonable access to the Premises to governmental or utility employees. In the event of an emergency, Landlord shall have the - 28-

right to enter the Premises at any time without notice. Except to the extent caused by Landlord's negligence or willful misconduct, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement of Rent. or any other loss occasioned by Landlord's exercise of any of its rights under this Section 21. Any entry to the Premises or portions thereof obtained by Landlord in accordance with this Section 21 shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall perform any work pursuant to this Section 21 in a manner designed to cause as little interference with Tenant's use of the Premises as is reasonably practical; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. To the extent reasonably practicable, any entry shall occur during normal business hours. 22. Notices. Except as otherwise expressly provided in this Lease, any payment required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery or registered or certified mail, return receipt requested, or by overnight courier service, or by facsimile or electronic transmission, addressed (a) to Tenant at Tenant's Address, (b) to Landlord at Landlord's Address, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 22. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery. 23. No Waiver. Neither this Lease nor any term or provision of this Lease may be waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of the keys or to possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Base Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Base Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise. No endorsement or statement on any check and no letter accompanying any check or other payment of Base Rent or Additional Rent in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent or Additional Rent or to pursue any other legal remedy. 24. Estoppel Certificates. Either party, at any time and from time to time, but not more than twice in every 12-month period, within ten (10) days after written request from the other, shall execute, acknowledge and deliver to the other party, addressed (at Landlord's request) to the other party and any prospective purchaser, ground or underlying lessor or mortgagee or beneficiary of any part of the Property, an estoppel certificate in form and substance reasonably designated by the other party. It is intended that any such certificate may be relied upon by the party receiving the same and any IlS2810.v14 prospective purchaser, investor, ground or underlying lessor or mortgagee or beneficiary of all or any part of the Property. 25. Tenant's Taxes. In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the Term. whether or not now customary or within the contemplation of the parties, (a) upon, measured by or reasonably attributable to Tenant's improvements, equipment, furniture, fixtures and other personal property located in the Premises, (b) upon or measured by Base Rent or Additional Rent, or both, payable under this Lease, including without limitation any gross income tax or excise tax levied by any governmental body having jurisdiction with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant shall reimburse Landlord upon demand for any and all such taxes paid or payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources). 26. Miscellaneous. 26.1 Annual Financial Statement. Within ten (10) days following the request of Landlord, but not more than once in every 12-month period unless (a) Tenant is in default hereunder, or (b) such request is in connection with a potential sale or financing of the Building, at any time during the Term that Tenant is not a "publicly traded company" (i.e., ownership interests are listed on a public securities exchange), then Tenant shall furnish to Landlord a financial statement, in form and substance reasonably satisfactory to Landlord, showing the complete results of such entity's operations for its immediately preceding fiscal year, certified as true and correct by a certified public accountant and prepared after audit in accordance with generally accepted accounting principles applied on a consistent basis from year to year. 262 Intentionally omitted. 26.3 References. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The use herein of the word "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", or "but not limited to." or words of similar import) is used with reference thereto. All references to "mortgage" and "mortgagee" shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits referenced and attached to this Lease are incorporated in this Lease by this reference. The captions preceding the Sections and Sections of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease. 26.4 Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building as owner or lessee, including, without limitation, any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not - 30- 1152RlO.v14 any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer unless assumed by the transferee) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities. 26.5 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceabJe to the full extent permitted by law. 26.6 Construction. This Lease shall be governed by and construed in accordance with the laws of the State in which the Building is located, without regard for such State's choice of law requirements. 26.7 Integration. The terms of this Lease (including, without limitation, the Exhibits to this Lease) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party by reason of such party having drafted such language. 26.8 Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in this Lease, ordinary wear and tear excepted. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. 26.9 Quiet Enjoyment. Upon Tenant paying the Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages or deeds of trust or ground or underlying leases referred to in Section 11. 26.10 Holding Over. If Tenant shall hold over after the expiration of the Term or the earlier termination of this Lease, Tenant shall pay monthly Base Rent equal to one hundred and fifty percent (150%) of the Base Rent for the first month after the expiration of the Term, and two hundred percent (200%) of the Base Rent for each month thereafter, payable during the final full month of the applicable year (exclusive of abatements, if any) in which such expiration or termination occurs, together with an amount reasonably estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights). No holding over by Tenant after the Term shall operate to extend the Term. Any holding over with Landlord's written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord's option. Any holding over without Landlord's written consent shall entitle Landlord to reenter the Premises as provided in Section 18, and to enforce all other rights and remedies provided by law or this Lease. - 31 - IIS2810.v14

- 32- 26.11 Time of Essence. Time is of the essence of each and every provision of this Lease. 26.12 Broker's Commissions. Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Premises, other than the Brokers referenced in Section 1.3 above, which commissions shall be paid by the Landlord. Each party shall indemnify, defend and hold harmless the other and the other's constituent partners and their respective officers, directors, shareholders, agents and employees from and against all Losses resulting from any such commissions or fees made by anyone claiming by or through the indemnifying party. 26.13 No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation hereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies. 26.14 Survival. All of Tenant's and Landlord's covenants and obligations contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's or Tenant's rights and remedies at law or in equity available upon a breach by the other party of this Lease. [The next page is page S-32]11S2810.v14

11S2810.v1426.15 Amendments. No amendments or modifications of this Lease or any agreements in connection therewith shan be valid unless in writing duly executed by both Landlord and Tenant No amendment to this Lease shall be binding on any mortgagee or beneficiary of Landlord (or purchaser at any foreclosure salc) unless such mortgagee or beneficiary shall have consented in writing to such amendment. [26.16 Intentionally Omitted] 26.17 Confidential Information. Tenant agrees to maintain in strict confidence (and to cause any broker representing Tenant to maintain in strict confidence) all of the terms of this Lease (including, without limitation, the economic terms contained herein) and any or all other materials, data and information delivered to, or received by, any or all of Tenant and Tenant's agents, representatives) employees, attorneys. and consultants either prior to or after the date hereof in connection with the negotiation and execution of this Lease. The provisions of this Section 26.16 shall survive the expiration or termination of this Lease. 26.18 WAIVER OF JURY TRIAL, LANDLORD AND TENANT KNOWlNGLYY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE. THE RELATIONSHIP OF LANDLORD AND TENANT. TENANTS USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE[Signature Page to Follow]

27. OFAC. Each party represents and warrants that neither it nor any of its officers or directors is, and that, to the actual knowledge of the signatory to this Lease, none of its employees, representatives, or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (Including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit. Threaten to Commit, or Support Terrorism), or other govemmental regulation and that it will not transfer the Lease to, or knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated wfth such persons or entities. Each party represents and warrants that it is currently in compliance with, and shall at all times during the Term of the Lease remain in compliance with, the regulations of OFAC and any other govemmental requirement relating thereto 28. DELIVERY FOR EXAMINATION. DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER AND NO LEASE OR OBLIGATJONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SlGNED BY BOTH LANDLORD AND TENANT AND DELIVERY IS MADE TO EACH IN WITNESS WHEREOF, landlord and Tenant have each caused their duly authorized representatives to execute this lease on their behalf as of the date first above written.VALVE LINE DISTRIBtITION CENTER INC By. /s/ Howard A. Brecher - S-33 -

EXHIBIT A SITE PLAN- A-I -

-B-1-EXHIBIT B Intentionally Omitted 1IS2810.v14

EXHIBIT C Intentionally Omitted -C-l- 1 1 S281O.v 14

EXHIBIT D LEASE COMMENCEMENT CERTIFICATE DATE Tenant Name Address Re: Agreement of lease (the "Lease") dated _________ 20__, [as amended on ________________, for premises located at _____________ by and between ____________ ("Landlord") and _________ (‘Tenant’). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease. Condition of Premites. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punch list items described on Exlnbit A hereto (the "Punch List Items"), and except for such Punch list Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use. Commencement Date: _ Expiration Date: [Base Rent due and owing tor the month of ________________ 20___ will be pro-rated for the period _________ 20___ through__________________ 20___ totaling $ ______________ .] For the month Of _________ 20___ and thereafter, Base Rent due and owing will be $_______________________ per month. Notwithstanding the foregoing, Rent is due and payable on the first (1st) of each month for the remainder of the Term or late fees will apply per the terms of the Lease. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease. Binding Effect; Governing Law. Except as modified hereby. the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located. If you disagree with any of the information set forth above. please advise our office in writing within five (5) days of receipt of this letter; otherwise the information will be as set forth above. Sincerely.llS2810.v1411S28JO.v14By: Name: Title:

EXHIBIT A TO LEASE COMMENCEMENT CERTIFICATE Punch List Items

EXHIBIT E RULES AND REGULATIONS 1. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the building without the written consent of Landlord. 2. No awnings or other projections shall be attached to the outside walls or surfaces of the Building. Skylights, windows, and doors shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Bottles, parcels, or other articles shall not be placed on the windowsills. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises. 3. No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any Tenant on any part of, or so as to be seen from the outside of the premises or building without the prior written consent of Landlord. Tenant shall conform to the building sign specifications at Tenant's sole cost. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability. and may charge the expense incurred in such removal to the tenant violating this rule. Tenant must, upon termination of this tenancy, remove such signage and repair any damage. 4. The toilet and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licenses, shall have caused the same. 5. No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct. 6. The Premises shall not be used for gambling, lodging. or sleeping or for any immoral or illegal purposes. IlS2810.v14

7. No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, odors, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, unusual noise, or in any other way. 8. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises. 9. No Tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any inflammable, combustible, explosive foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Hea1th or other governmental authority. 10. Tenant shall have the right, at Tenant's sale risk and responsibility. to use only Tenant's share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicles parking areas, including without limitation the following:Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, and light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without the Landlord's prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, vandalism or theft. Any vehicle which violates the parking regulations may be cited, and towed at the expense of the owner. Notwithstanding the foregoing to the contrary, Landlord acknowledges and agrees that Tenant is in possession of a box truck approximately 24 feet in length (the "Box Truck"). The Box Truck shall be pennitted to be parked in the truck court against the Premises or at Tenant's dock positions. Except as otherwise expressly set forth herein, the Box Truck shall be subject to the terms and conditions contained herein. 11. Tenant shall use designated trash receptacle(s) only in proximity to the Building and Premises, and shall not discard bulk trash, pallets, furniture, etc. in any of the Building's E-2 1lS28JO.v14 trash receptacles. If at any time during the term of this Lease, (in Landlord's sole and absolute discretion), Tenant over utilizes or exceeds a normal volume of trash and debris, then Tenant at its sole cost and expense shall arrange for a separate trash receptacle to be placed within the Premises. If at Tenant's request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order, 12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof; provided however, subject to Section 9.3 of the Lease. Tenant shall be permitted to place locks upon the perimeter doors the Premises. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. 13. Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable ''no smoking" ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant's Premises in any portions of the Building except areas specifically designated as smoking areas by Landlord. 14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability, 15. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building. 16. Landlord reserves the right to make such other and further reasonable rules and regulations in its judgment may from time to time be needed for the safety, care, and cleanliness of the Premises, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof. 17. Tenant will secure Landlord's written approval before any business related items are stored outside the Tenant's premises. Outside overnight storage of business related vehicles must have prior written approval by Landlord. E-3

1152810.v1418. Subject to the terms and conditions of Section 9.3 of the Lease, Tenant shall be permitted to install reasonable alarm systems or devices in the Premises. umlO.v14

EXHIBIT F ISRA LETTER (TO BE PUT ON LETTERHEAD OF TENANT] [INSERT CURRENT DATE] [LANDLORD NAME] [LANDLORD ADDRESS] Re: [Identify Lease by Tit/e, Date and Parties and Identify Relevant Property Address] To Whom It May Concern: In connection with the pending expiration of the above-referenced lease (the "Lease"), the undersigned, in its capacity as "Tenant" under the Lease, hereby confirms and agrees as follows with [LANDLORD NAMEJ, in its capacity as "Landlord" under the Lease: 1. Landlord has advised Tenant that, effective as of April 30, 2008, the State of New Jersey's Department of Environmental Protection ("DEP’) has discontinued the issuance of applicability determinations pursuant to the Industrial Site Recovery Act ("ISRA") as documented by the attached press release by the DEP. 2. During the term of the Lease, Tenant operated under NAICS number_______________, and Tenant confirms that its operations were not an Industrial Establishment under ISRA for the operations described below: [INSERT DESCRIPTION OF TENANT OPERATIONS] 3. In light of the DEP's refusal to process any further applications for applicability determinations (more commonly known as LNAs), Tenant hereby certifies to Landlord that none of the business activities and operations conducted by Tenant, at any time or from time to time during the term of its Lease, have triggered ISRA' s applicability. 4. Tenant understands that Landlord win rely upon this letter, and that any successors to Landlord may also rely upon this letter. 5. Tenant hereby agrees to indemnify and to hold harmless Landlord and Landlord's successors from, of, and against any and all expenses that Landlord may occur if tenant's ISRA non-applicability certification is determined to be incorrect or otherwise inaccurate, including, but not limited to any and all reasonable expenses that Landlord incurs, any and all fines or penalties assessed upon them under ISRA, and any and all reasonable legal fees and costs and environmental consulting and expert fees and costs incurred by Landlord in connection with any of the foregoing. 6. The individual executing this letter on behalf of Tenant is fully authorized to do so, without the need to procure to consent, approval or authorization of any other person or party. All actions necessary to authorize the execution and delivery of this letter, on behalf of Tenant, have been duly taken. Very truly yours, [Tenant Name] F-l IlS2810.vI4

F-2Very truly yours, By. Its: 1lS2810.v14

EXHIBIT G

LANDLORD'S WORK

1. Provide additional 400 amps of power to the space to include the following:
    a. One (1) 400 amp breaker in main switchboard
    b. One (1) new 400 amp 277/480v 3 phase panel board
    c. One (1) 75KVA transformer
    d. One (1) new 200 amp 120/208 v 3 phase panel board

2. Demolish existing metal ramp and provide one new precast drive in ramp w/ rails

3. Re-carpet main office area utilizing Landlord and building standard carpet selections.

4. Replace two (2) broken blinds in front window of the Premises.

5. Deliver bathrooms, heating, plumbing, electric and HVAC systems services the Premises in good working order.

6. Reinforcement of the roof structure, internally below roof deck only, to the extent necessary to accommodate the air conditioning units of Tenant to be installed on the roof as part of Tenant's work.

G-1

1152810.v14

EXHIBIT H [RACKING PLANS AND SPECS, WAREHOUSE HVAC, PHONE AND DATA CABLING] [SUBJECT TO LL'S REVIEW AND APPROVAL] H·l 11S2810.v14

EXHIBIT I [SIGNAGE] [SUBJECT TO LL'S REVIEW AND APPROVAL] 1-1 11S2810.v14